Appendix O

                            APPROVED FINANCIAL CORP.

                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY


100% OWNED SUBSIDIARIES OF APPROVED FINANCIAL CORP.:
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Approved Residential Mortgage, Inc.
3420 Holland Road
Suite 107
Virginia Beach, Virginia 23452
State of incorporation: Virginia.
Names used in business:  Approved Residential Mortgage, Inc.
                         Approved Residential Mortgage, Inc.
                             DBA Armada Residential
                         Mortgage, Inc.

Approved Federal Savings Bank
2380 Court Plaza Drive
Suite 200
Virginia Beach, Virginia 23456
State of incorporation: Federal savings bank charter.
Names used in business: Approved Federal Savings Bank.


100% OWNED SUBSIDIARIES OF APPROVED FEDERAL SAVINGS BANK:
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Global Title Insurance Agency, Inc.
2380 Court Plaza Drive
Suite 200
Virginia Beach, Virginia 23456
State of incorporation: Virginia.
Names used in business: Global Title Insurance Agency, Inc.


First Security Mortgage Bankers, Inc.
2380 Court Plaza Drive
Suite 200
Virginia Beach, Virginia 23456
State of incorporation: Virginia.
Names used in business: First Security Mortgage Bankers, Inc.